UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT: December 10, 2007

CHINA NATURAL GAS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-31539	98-0231607
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification Number)
of incorporation)

19th Floor, Building B, Van Metropolis
Tang Yan Road, Hi-Tech Zone
Xian,710065, Shaanxi Province
China
(Address of principal executive offices)

86-29-88323325
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Xiaogang Zhu, Chief Financial Officer of China Natural Gas, Inc. (the “Company”), resigned from the Company effective December 10, 2007. Mr. Zhu’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On December 10, 2007, the Board of Directors of the Company appointed Lihong Guo as Chief Financial Officer of the Company, effective immediately.

Ms. Guo has over 12 years of financial experience at various companies in China, including previously serving in the role of Chief Financial Officer. Most recently, from September 2005 to July 2007, Ms. Guo was the Chief Financial Officer of Aoda Enterprise Group Co., Ltd. Prior to that, Ms. Guo served as Director of Finance of Xi’an Yangsen Pharmaceutical Ltd., a subsidiary of Johnson & Johnson Company.

Ms. Guo received her bachelor’s degree in economics and management from Shaanxi Normal University in 1987 and her MBA from Northwest University in Shaanxi, China, in 2002.

Ms. Guo will receive an annual cash compensation of US$10,000 and no equity compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA NATURAL GAS, INC.

Date: December 10, 2007	By:	/s/ Qinan Ji
Qinan Ji
Chief Executive Officer